UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

MERISTAR HOSPITALITY CORPORATION
(Exact name of registrant as specified in its charter)

1-11903
(Commission File Number)

MARYLAND	72-2648842
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4501 NORTH FAIRFAX DRIVE
ARLINGTON, VIRGINIA 22203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On September 22, 2003, MeriStar Hospitality Corporation issued a press release announcing that it had issued approximately 2.79 million shares of its common stock in exchange for $18.0 million face amount of its 8 3/4 % senior subordinated notes due 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press Release, dated as of September 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION

By:	/s/ Jerome J. Kraisinger

Jerome J. Kraisinger
Executive Vice President, Secretary and General Counsel

Date: September 22, 2003